April 8, 1997




Securities and Exhange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by St. Mary Land & Exploration Company (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of April 1997. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Coopers & Lybrand L.L.P
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